UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TomoTherapy Incorporated
(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-1914727
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1240 Deming Way, Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-140600
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-140600) as originally filed with the Securities and Exchange Commission on February 12, 2007, or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.
Item 2. Exhibits

Exhibit Number	Description of Exhibit

3.1(1)	Amended and Restated Articles of Incorporation of the Registrant, as currently in effect.

3.2(2)	Form of Amended and Restated Articles of Incorporation of the Registrant, to be in effect upon completion of the offering.

3.3(1)	Bylaws of the Registrant, as currently in effect.

3.4(2)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering.

4.1(2)	Form of the Registrant’s Common Stock Certificate.

4.2(1)	Form of Series D warrant issued by Registrant on February 18, 2004.

(1)	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of TomoTherapy Incorporated filed by TomoTherapy Incorporated on February 12, 2007, as amended (File No. 333-140600).

(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement on Form S-1 of TomoTherapy Incorporated filed by TomoTherapy Incorporated on April 16, 2007, as amended (File No. 333-140600).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 8, 2007	TomoTherapy Incorporated

		By:	/s/ Frederick A. Robertson

Name: Frederick A. Robertson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1(1)	Amended and Restated Articles of Incorporation of the Registrant, as currently in effect.

3.2(2)	Form of Amended and Restated Articles of Incorporation of the Registrant, to be in effect upon completion of the offering.

3.3(1)	Bylaws of the Registrant, as currently in effect.

3.4(2)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering.

4.1(2)	Form of the Registrant’s Common Stock Certificate.

4.2(1)	Form of Series D warrant issued by Registrant on February 18, 2004.

(1)	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of TomoTherapy Incorporated filed by TomoTherapy Incorporated on February 12, 2007, as amended (File No. 333-140600).

(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement on Form S-1 of TomoTherapy Incorporated filed by TomoTherapy Incorporated on April 16, 2007, as amended (File No. 333-140600).

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